Exhibit 99.1

BriaCell Therapeutics Announces $8.5 Million Offering

Priced At-the-Market Under Nasdaq Rules

PHILADELPHIA and VANCOUVER, British Columbia, Sept. 11, 2024 (GLOBE NEWSWIRE) — BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announced the pricing of a best-efforts offering of 12,325,000 common shares (or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof), priced at-the-market under Nasdaq rules. Each common share (or Pre-Funded Warrant) is being sold at an offering price of $0.69 per share (inclusive of the Pre-Funded Warrant exercise price). All of the common shares and Pre-Funded Warrants in the offering are being offered by the Company. Total gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $8.5 million. The offering is expected to close on September 12, 2024, subject to satisfaction of customary closing conditions. The Company is relying upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

The Company intends to use the net proceeds from the offering for working capital requirements, general corporate purposes, and the advancement of business objectives.

ThinkEquity is acting as sole placement agent for the offering.

The securities described above are being offered and sold by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-276650), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2024 and declared effective on January 31, 2024. The offering is being made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and can be accessed for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from the offices of ThinkEquity, 17 State Street, 41 st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/ .

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including those about BriaCell replicating positive data in its ongoing Phase 3 study; BriaCell’s Bria-IMT™ regimen bringing relief to cancer patients whose medical needs remain unmet; and the Bria-IMT™ regimen becoming a therapeutic option for metastatic breast cancer patients, are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. There can be no assurance that BriaCell will be able to complete the offering on the anticipated terms, or at all. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations :

Jules Abraham

CORE IR

julesa@coreir.com

Investor Relations Contact :

CORE IR

investors@briacell.com